Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS FOURTH QUARTER 2014 RESULTS; REPORTS INCREASES IN NORMALIZED FFO AND NORMALIZED AFFO PER SHARE OF 16% AND 8%, RESPECTIVELY, OVER FOURTH QUARTER 2013; COMPLETES MOST ACTIVE YEAR FOR INVESTMENTS INCREASING UNDEPRECIATED TOTAL ASSETS BY 68.7% WHILE MAINTAINING STRONG CREDIT STATS; REAFFIRMS 2015 GUIDANCE

IRVINE, CA, February 18, 2015 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ:SBRA, SBRAP) today announced results of operations for the fourth quarter of 2014.
RECENT HIGHLIGHTS

•
For the fourth quarter of 2014, Normalized FFO, Normalized AFFO and net income attributable to common stockholders per diluted common share were $0.57, $0.54 and $0.35, respectively, compared to $0.49, $0.50 and $0.27, respectively, for the fourth quarter of 2013.

•	During the fourth quarter of 2014, revenues increased 48.3% over the same period in 2013, from $37.6 million to $55.7 million.

•	During the fourth quarter of 2014, we completed the sale of three skilled nursing facilities for $27.3 million, resulting in a $3.9 million gain.

•
Completed $868.6 million of investments in 2014, reducing our exposure to Genesis and skilled nursing/transitional care facilities from 51.0% and 69.5%, respectively, as of December 31, 2013 to 36.2% and 53.5%, respectively, as of December 31, 2014. In addition, we increased the percentage of annualized revenues from non-governmental sources from 40.8% as of December 31, 2013 to 53.9% as of December 31, 2014.

•
Funded 2014 growth through a 45%/55% mix of debt and equity resulting in a continuing strong Net Debt to Adjusted EBITDA ratio of 5.08x on a pro forma basis as of December 31, 2014 compared to 4.74x as of December 31, 2013.

•
On January 12, 2015, our board of directors declared a quarterly cash dividend of $0.39 per share of common stock. The dividend will be paid on February 27, 2015 to common stockholders of record as of the close of business on February 13, 2015.

•
On January 12, 2015, our board of directors declared a quarterly cash dividend of $0.4453125 per share of Series A preferred stock. The dividend will be paid on February 27, 2015 to preferred stockholders of record as of the close of business on February 13, 2015.

Commenting on the fourth quarter results, Rick Matros, CEO and Chairman, said, “We are pleased with the substantial progress we made in 2014 in diversifying our asset profile and enhancing our balance sheet and capitalization.  We look forward to building on this success in 2015. We also reaffirm our previously announced 2015 guidance.”

TENANT COVERAGE

	EBITDAR (1)		EBITDARM (1)
Twelve Months Ended December 31,
Facility Type	2014	2013	2014	2013
Skilled Nursing/Transitional Care	1.21x	1.33x	1.58x	1.72x
Senior Housing	1.25x	1.03x	1.45x	1.23x

Twelve Months Ended December 31,
Fixed Charge Coverage Ratio (2)	2014		2013
Genesis Healthcare, Inc.	1.26x		1.22x
Tenet Health Care Corporation	2.11x		N/A
Holiday AL Holdings LP	1.24x		N/A

(1) EBITDAR, EBITDARM and related coverages (collectively, “Facility Statistics”) are only included in periods subsequent to our acquisition of the facilities for facilities with new tenants/ operators and include only Stabilized Facilities acquired before the three months ended December 31, 2014. In addition, Facility Statistics exclude the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. EBITDAR Coverage and EBITDARM Coverage exclude tenants with significant corporate guarantees. All Facility Statistics are presented one quarter in arrears.
(2) Fixed Charge Coverage Ratio is presented one quarter in arrears for tenants with significant corporate guarantees. See Reporting Definitions for definition of Fixed Charge Coverage Ratio.
LIQUIDITY
As of December 31, 2014, we had approximately $443.7 million of liquidity, consisting of unrestricted cash and cash equivalents of $61.7 million (excluding cash and cash equivalents associated with a consolidated joint venture) and available borrowings of $382.0 million under our revolving credit facility. As of December 31, 2014, we also had $76.5 million available under our at-the-market (ATM) common stock offering program.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call to discuss the 2014 fourth quarter results will be held on Thursday, February 19, 2015 at 10:00 am Pacific Time. The dial in number for the conference call is (888) 510-1765 and the participant code is "Sabra." A replay of the call will also be available by dialing (888) 203-1112, passcode 1098763 for 30 days following the call. The Company’s supplemental information package for the fourth quarter will also be available on the Company’s website in the “Investor Relations” section.
ABOUT SABRA

As of December 31, 2014, Sabra’s investment portfolio included 160 real estate properties held for investment and leased to operators/tenants under triple-net lease agreements (consisting of (i) 103 Skilled Nursing/Transitional Care facilities, (ii) 55 Senior Housing facilities, and (iii) two Acute Care Hospitals), 14 investments in loans receivable (consisting of (i) four mortgage loans, (ii) three construction loans, (iii) two mezzanine loans, and (iv) five pre-development loans) and six preferred equity investments. Included in the 160 real estate properties held for investment is one 100% owned Senior Housing facility leased to a 50%/50% RIDEA-compliant joint venture tenant. As of December 31, 2014, Sabra’s real estate properties included 16,718 beds/units, spread across 34 states.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our expectations concerning our future results of operations, including our outlook for the 2015 fiscal year.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on Genesis Healthcare, Inc. (“Genesis”) and certain wholly owned subsidiaries of Holiday AL Holdings LP until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; our ability to raise capital through equity and debt

2

financings; the impact of required regulatory approvals of transfers of healthcare properties; the effect of increasing healthcare regulation and enforcement on our tenants and the dependence of our tenants on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; the effect of our tenants declaring bankruptcy or becoming insolvent; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the ownership limits and anti-takeover defenses in our governing documents and Maryland law, which may restrict change of control or business combination opportunities; the impact of a failure or security breach of information technology in our operations; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.
TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. Genesis is subject to the reporting requirements of the SEC and is required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. The information related to our tenants and borrowers that is provided in this supplement has been provided by the tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Genesis's filings with the SEC can be found at www.sec.gov.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of Funds from Operations (FFO), Normalized FFO, Adjusted Funds from Operations (AFFO) and Normalized AFFO” in this release.
CONTACT
Investor & Media Inquiries: (949) 679-0410

3

SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues	$55,711	$37,557	$183,518	$134,780
Net income attributable to common stockholders	19,690	10,439	36,710	25,749
FFO	30,241	18,994	76,128	59,030
Normalized FFO	31,977	18,994	103,312	69,901
AFFO	28,750	19,478	77,223	57,942
Normalized AFFO	30,486	19,478	99,837	67,954
Per share data:
Diluted EPS	$0.35	$0.27	$0.78	$0.68
Diluted FFO	0.54	0.49	1.62	1.55
Diluted Normalized FFO	0.57	0.49	2.20	1.84
Diluted AFFO	0.51	0.50	1.64	1.51
Diluted Normalized AFFO	0.54	0.50	2.12	1.77

Net cash flow from operations	14,098	12,888	85,337	62,099
	December 31, 2014	December 31, 2013
Investment Portfolio
Total Investments in Real Estate Properties (#) (1)	160	121
Total Investments in Real Estate Properties, gross ($)	$1,831,534	$1,066,242
Total Beds/Units	16,718	12,468
Weighted Average Remaining Lease Term (in months)	129	131
Total Investments in Loans Receivable (#)	14	10
Total Investments in Loans Receivable, gross ($) (2)	$235,584	$177,592
Total Preferred Equity Investments (#)	6	2
Total Preferred Equity Investments, gross ($)	$16,407	$7,784
	December 31, 2014	December 31, 2013
Debt
Book Value
Fixed Rate Debt	$823,294	$469,090
Variable Rate Debt (3)	268,000	222,140
Total Debt	$1,091,294	$691,230

Cash	(61,793)	(4,308)
Net Debt	$1,029,501	$686,922

Weighted Average Effective Interest Rate
Fixed Rate Debt	5.24%	6.14%
Variable Rate Debt	2.27%	3.88%
Total Debt	4.51%	5.41%

% of Total
Fixed Rate Debt	75.5%	67.9%
Variable Rate Debt (3)	24.5%	32.1%
Total Debt	100.0%	100.0%

Availability Under Revolving Credit Facility:	$382,000	$135,126
Available Liquidity (4)	$443,671	$139,434

(1) Included in Equity Investments is a single 100% owned Senior Housing facility leased to a 50%/50% RIDEA-compliant joint venture tenant.
(2) Total Investments in Loans Receivable, gross as of December 31, 2014 consists of principal of $234.4 million plus capitalized origination fees of $1.2 million.
(3) Includes $200.0 million subject to a 2% LIBOR cap. Excluding this amount from variable rate debt equates to 6.2% of total debt being variable rate debt.
(4) Available liquidity represents unrestricted cash, excluding cash associated with a consolidated joint venture, and availability under the revolving credit facility.

4

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)

	December 31,
	2014	2013
Assets
Real estate investments, net of accumulated depreciation of $185,994 and $151,078 as of December 31, 2014 and 2013, respectively	$1,645,805	$915,418
Loans receivable and other investments, net	251,583	185,293
Cash and cash equivalents	61,793	4,308
Restricted cash	7,024	5,352
Prepaid expenses, deferred financing costs and other assets	98,687	63,252
Total assets	$2,064,892	$1,173,623

Liabilities
Mortgage notes	$124,022	$141,328
Revolving credit facility	68,000	135,500
Term loan	200,000	—
Senior unsecured notes	699,272	414,402
Accounts payable and accrued liabilities	31,775	22,229
Total liabilities	1,123,069	713,459

Equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 shares issued and outstanding as of December 31, 2014 and 2013	58	58
Common stock, $.01 par value; 125,000,000 shares authorized, 59,047,001 and 38,788,745 shares issued and outstanding as of December 31, 2014 and 2013, respectively	590	388
Additional paid-in capital	1,053,601	534,639
Cumulative distributions in excess of net income	(110,841)	(74,921)
Accumulated other comprehensive loss	(1,542)	—
Total Sabra Health Care REIT, Inc. stockholders' equity	941,866	460,164
Noncontrolling interests	(43)	—
Total equity	941,823	460,164
Total liabilities and equity	$2,064,892	$1,173,623

5

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues:
Rental income	$49,740	$34,296	$161,483	$128,988
Interest and other income	5,971	3,261	22,035	5,792

Total revenues	55,711	37,557	183,518	134,780

Expenses:
Depreciation and amortization	14,465	8,555	43,332	33,281
Interest	14,290	10,576	46,958	40,460
General and administrative	9,334	5,227	29,339	16,423

Total expenses	38,089	24,358	119,629	90,164

Other income (expense):
Loss on extinguishment of debt	—	—	(22,454)	(10,101)
Other income (expense)	700	(200)	1,560	(800)
Gain on sale of real estate	3,914	—	3,914	—

Total other income (expense)	4,614	(200)	(16,980)	(10,901)

Net income	22,236	12,999	46,909	33,715

Net loss attributable to noncontrolling interests	14	—	43	—
Net income attributable to Sabra Health Care REIT, Inc.	22,250	12,999	46,952	33,715

Preferred stock dividends	(2,560)	(2,560)	(10,242)	(7,966)

Net income attributable to common stockholders	$19,690	$10,439	$36,710	$25,749

Net income attributable to common stockholders, per:

Basic common share	$0.36	$0.27	$0.79	$0.69

Diluted common share	$0.35	$0.27	$0.78	$0.68

Weighted average number of common shares outstanding, basic	55,232,721	38,050,301	46,351,544	37,514,637

Weighted average number of common shares outstanding, diluted	55,844,007	38,680,409	46,889,531	38,071,926

6

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net income	$46,909	$33,715
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,332	33,281
Non-cash interest income adjustments	325	79
Amortization of deferred financing costs	4,045	3,280
Stock-based compensation expense	9,851	7,819
Amortization of premium	(10)	(671)
Loss on extinguishment of debt	1,576	859
Straight-line rental income adjustments	(19,821)	(14,709)
Provision for doubtful accounts	600	—
Impairment charge	—	—
Change in fair value of contingent consideration	(1,560)	200
Write-off of straight-line rental income	2,994	—
Gain on sale of real estate	(3,914)	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(7,993)	(3,459)
Accounts payable and accrued liabilities	12,635	5,430
Restricted cash	(3,632)	(3,725)
Net cash provided by operating activities	85,337	62,099
Cash flows from investing activities:
Acquisitions of real estate	(771,479)	(125,955)
Origination and fundings of loans receivable	(66,397)	(165,960)
Preferred equity investments	(15,486)	(7,038)
Additions to real estate	(1,471)	(764)
Repayment of loans receivable	1,097	—
Net proceeds from sale of real estate	27,264	2,208
Net cash used in investing activities	(826,472)	(297,509)
Cash flows from financing activities:
Proceeds from issuance of senior unsecured notes	499,250	200,000
Principal payments on senior unsecured notes	(211,250)	(113,750)
Net proceeds (repayments) from revolving credit facility	132,500	43,000
Proceeds from mortgage notes	57,703	—
Principal payments on mortgage notes	(89,110)	(10,994)
Payments of deferred financing costs	(19,131)	(8,954)
Payment of contingent consideration	—	(1,300)
Issuance of preferred stock	—	138,249
Issuance of common stock	510,147	34,517
Dividends paid on common and preferred stock	(81,489)	(58,151)
Net cash provided by financing activities	798,620	222,617

Net increase (decrease) in cash and cash equivalents	57,485	(12,793)
Cash and cash equivalents, beginning of period	4,308	17,101

Cash and cash equivalents, end of period	$61,793	$4,308
Supplemental disclosure of cash flow information:
Interest paid	$34,468	$38,541

Supplemental disclosure of non-cash transactions:
Assumption of mortgage indebtedness	$14,102	$—
Decrease in preferred equity investment/increase in loans receivable	$6,949	$—
Decrease in loans receivables/increase in real estate	$16,832	$—

7

SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net income attributable to common stockholders	$19,690	$10,439	$36,710	$25,749
Add:
Depreciation of real estate assets	14,465	8,555	43,332	33,281
Gain on sale of real estate	(3,914)	—	(3,914)	—
Funds from Operations (FFO)	$30,241	$18,994	$76,128	$59,030

Nonrecurring facility operating expenses	1,736	—	1,736	—
Loss on extinguishment of debt	—	—	22,454	10,101
Write-off of straight-line rental income	—	—	2,994	—
Additional interest on 2018 Notes	—	—	—	770
Normalized FFO	$31,977	$18,994	$103,312	$69,901

FFO	$30,241	$18,994	$76,128	$59,030
Acquisition pursuit costs	478	748	3,095	1,455
Stock-based compensation expense	3,514	2,610	9,851	7,819
Straight line rental income	(6,747)	(3,873)	(19,821)	(14,709)
Amortization of deferred financing costs	1,233	885	4,045	3,280
Amortization of debt premium and discounts	23	(136)	(10)	(671)
Change in fair value of contingent consideration	(700)	200	(1,560)	800
Non-cash portion of loss on extinguishment of debt	—	—	1,576	859
Non-cash interest income adjustments	108	50	325	79
Straight-line rental income provision	600	—	600	—
Write-off of straight-line rental income	—	—	2,994	—
Adjusted Funds from Operations (AFFO)	$28,750	$19,478	$77,223	$57,942

Nonrecurring facility operating expenses	1,736	—	1,736	—
Cash portion of loss on extinguishment of debt	—	—	20,878	9,242
Additional interest on 2018 Notes	—	—	—	770
Normalized AFFO	$30,486	$19,478	$99,837	$67,954

Amounts per diluted common share:

Net income attributable to common stockholders	$0.35	$0.27	$0.78	$0.68

FFO	$0.54	$0.49	$1.62	$1.55

Normalized FFO	$0.57	$0.49	$2.20	$1.84

AFFO	$0.51	$0.50	$1.64	$1.51

Normalized AFFO	$0.54	$0.50	$2.12	$1.77

Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	55,844,007	38,680,409	46,889,531	38,071,926
AFFO and Normalized AFFO	56,002,777	38,882,963	47,147,722	38,364,727

8

REPORTING DEFINITIONS

Acute Care Hospital. A facility designed to provide extended medical and rehabilitation care for patients who are clinically complex and have multiple acute or chronic conditions.
Annualized Revenues. The annual straight-line rental revenues under leases and interest and other income generated by the Company's loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries or additional rents.  The Company uses Annualized Revenues for the purpose of determining revenue concentrations and lease expirations.
EBITDAR Coverage. EBITDAR for the trailing 12 month periods prior to and including the period presented divided by the same period cash rent. Cash rent used for recently acquired facilities and facilities subject to lease restructuring is the first year rental rate. EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company only includes EBITDAR Coverage for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. EBITDAR Coverage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDAR Coverage is not presented for tenants with significant corporate guarantees.
EBITDARM Coverage. EBITDARM for the trailing 12 month periods prior to and including the period presented divided by the same period cash rent. Cash rent used for recently acquired facilities and facilities subject to lease restructurings is the first year rental rate. EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears. The Company excludes the impact of strategic disposition candidates and facilities leased to RIDEA-compliant joint venture tenants. The Company only includes EBITDARM Coverage for Stabilized Facilities acquired beginning in the quarter subsequent to the acquisition date and only for periods when the property was operated subject to a lease with the Company. EBITDARM Coverage for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDARM Coverage is not presented for tenants with significant corporate guarantees.
Enterprise Value. The Company believes Enterprise Value is an important measurement as it is a measure of a company’s value. We calculate Enterprise Value as market equity capitalization plus debt. Market equity capitalization is calculated as the number of shares of common stock multiplied by the closing price of our common stock on the last day of the period presented. Total Enterprise Value includes our market equity capitalization and consolidated debt, less cash and cash equivalents.
Fixed Charge Coverage. EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants' lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants' lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor's ability to meet the operator/tenant's cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors.
Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company's operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. AFFO is defined as FFO excluding non-cash revenues (including, but not limited to, straight-line rental income adjustments and write-offs and non-cash interest income adjustments), non-cash expenses (including, but not limited to, stock-based compensation expense, amortization of deferred financing costs and amortization of debt premiums/discounts), acquisition pursuit costs and changes in fair value of contingent consideration. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company's operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable

9

REPORTING DEFINITIONS

items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company.
Investment. Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization.
Market Capitalization. Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period.
Normalized FFO and AFFO. Normalized FFO and AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers normalized FFO and AFFO to be a useful measure to evaluate the Company’s operating results excluding start-up costs and non-recurring income and expenses. Normalized FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor does it purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of normalized FFO and AFFO may not be comparable to normalized FFO and AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or normalized FFO and normalized AFFO differently from the Company.
Senior Housing. Senior housing facilities include independent living, assisted living, continuing care retirement community and memory care facilities.
Skilled Nursing/Transitional Care. Skilled nursing/transitional care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.
Stabilized Facility. Skilled Nursing/Transitional Care facilities and Senior Housing facilities are considered stabilized at the earlier of (i) achieving consistent occupancy at or above 80% and (ii) 24 months after the acquisition date. The Company also considers these facilities and Acute Care Hospitals to not be stabilized based on other circumstances (including newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants business model). Such facilities will be considered stabilized upon maintaining consistent occupancy at or above 80% (for Skilled Nursing/Transitional Care and Senior Housing Facilities only) but in no event beyond 24 months after the date any such circumstances occurred for any asset type. Stabilized Facilities exclude facilities leased to RIDEA-compliant joint venture tenants.
Total Debt. The carrying amount of the Company’s revolving credit facility, term loan, senior unsecured notes, and mortgage indebtedness, as reported in the Company’s consolidated financial statements.

10